SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2008

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2008, Immucor, Inc.  (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioArray Solutions Ltd., a Delaware corporation (“BioArray”), and Matrix Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into BioArray with BioArray remaining as the surviving corporation (the “Merger”). Pursuant to the terms of the Merger Agreement, the merger transaction will close on the later of (i) the third business day following the satisfaction of the closing conditions as set forth in the Merger Agreement or (ii) such other time as the parties may agree.

Pursuant to the terms of the Merger Agreement, the Company will acquire BioArray for a net amount of approximately $117,000,000 (the “Aggregate Merger Consideration”), subject to further adjustment as provided for in the Merger Agreement. The Merger Agreement provides that upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”), all capital stock of the Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a like number of shares of capital stock of BioArray. All shares of capital stock held in treasury by BioArray immediately prior to the Effective Time will be cancelled automatically and without consideration.

The Merger Agreement provides that the shares of capital stock (other than shares held by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law), options, warrants and other rights to acquire shares of the capital stock of BioArray issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash in amounts as specified in the Merger Agreement paid either from a portion of the Aggregate Merger Consideration held by the Company’s transfer agent for such purpose (the “Exchange Fund”), or, in the case of employee option holders, directly from the Company. No holder of shares of capital stock (other than shares held by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law), options, warrants or other rights to acquire shares of the capital stock of BioArray will have any rights in respect thereof other than to receive cash as provided in Merger Agreement.

The Merger Agreement contains representations and warranties of BioArray, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Merger Agreement, (d) consents, (e) absence of violations or conflicts, (f) financial statements, (g) absence of certain changes or events , (h) absence of shareholder claims, (i) absence of undisclosed liabilities, (j) absence of litigation, (k) environmental matters,  (l) government authorization and compliance with applicable laws, (m) intellectual property, (n) employee and employee benefits matters, (o) taxes, (p) title to properties, (q) material contracts, (r) defective products, product liability and product recalls, (s) insider interests, (t) insurance and (u) accounting controls.

The Merger Agreement contains representations and warranties of the Company, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) the authorization, performance and enforceability of the Merger Agreement, (c) consents, (d) absence of violations or conflicts, (e) absence of litigation, and (f) financial ability.

BioArray has agreed to continue to operate its business in the ordinary course prior to the closing of the Merger, pursuant to limitations expressly provided in the Merger Agreement.

The obligations of the parties to consummate the Merger are subject to certain closing conditions including, among others, BioArray shareholder approval and the expiration of the waiting period under the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”). BioArray has notified the Company that its shareholders approved the Merger Agreement, including the Merger contemplated thereby, on March 11, 2008 following the execution and delivery of the Merger Agreement.

The Merger Agreement may be terminated at any time, but not later than closing, as follows:

•	by mutual written consent of the Company, Merger Sub and BioArray;
•	by either party if any condition to the obligation of such party to consummate the Merger becomes incapable of satisfaction;
•	by either party if the Merger is not consummated within six months after the waiting period under the HSR Act begins;
•

by the Company if any government authority institutes a claim or threatens to institute a claim, based in whole or in part on information provided under the HSR Act, seeking to enjoin all or a part of the transactions contemplated by the Merger Agreement; or

•	by the Company, for any or no reason, at any time prior to the satisfaction of all conditions to the obligations of the Company to consummate the Merger.

In certain circumstances, if either BioArray or the Company terminates the Merger Agreement, BioArray will have the option to issue to the Company, and the Company will have the obligation to purchase, up to $10,000,000 of BioArray capital stock.

At closing, $15,000,000 of the Aggregate Merger Consideration will be deposited into an escrow account separate from the Exchange Fund (the “Escrow Fund”) for three years. The Escrow Fund will provide a source of recovery for the Company for any post-closing adjustments in the Aggregate Merger Consideration, including those relating to certain damages that may be incurred by the Company as provided the Merger Agreement. The Company’s rights to seek recovery from the Escrow Fund are subject to various limitations in the Merger Agreement. The amount held in escrow can be increased at closing under certain circumstances and will be released for the benefit of BioArray shareholders in increments of $5,000,000 on each of the first three anniversaries of the Effective Time, less any amounts deducted or subject to a pending claim in each annual period. The balance of the Escrow Fund will be released after satisfaction of all claims made during the three year period. The Escrow Fund will provide the Company’s exclusive remedy for the recovery of damages or price adjustments after closing.

Prior to execution and delivery of the Merger Agreement, three key employees of BioArray entered into employment agreements with the Company that would take effect upon completion of the Merger. In addition, these three employees and three other key employees of BioArray entered into separate non-competition agreements with the Company that would take effect upon completion of the Merger.

BioArray has formed a wholly-owned subsidiary (“New Subsidiary”), which will be owned 81% by the equity owners of BioArray immediately prior to the Effective Time and 19% by the Company as set forth in the Merger Agreement. Immediately after the Merger, the Company (through its ownership of BioArray) will (i) own 19% of New Subsidiary, (ii) have preemptive and anti-dilution rights with respect to subsequent offerings of New Subsidiary shares, (iii) have the right to appoint one director to New Subsidiary’s board of directors and (iv) have limited veto rights. Additionally, BioArray has granted New Subsidiary an exclusive, royalty-free license to commercialize BioArray’s technology outside of the fields of blood transfusion and transplantation. BioArray and New Subsidiary have granted each other royalty-free cross-licenses for the use of improvements to BioArray’s technology developed by the other. In connection with such license, New Subsidiary will agree not to hire any employees of BioArray for a period of three years.

The description of the proposed Merger described in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or BioArray. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties of BioArray as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement of Plan and Merger by and among the Company, Merger Sub and BioArray dated March 11, 2008(1)

(1)

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date:	March 17, 2008	By:	/s/ Philip H. Moïse
Philip H. Moïse
Vice President, General Counsel and Secretary

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement of Plan and Merger by and among the Company, Merger Sub and BioArray dated March 11, 2008(1)

(1)          Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.